Ellington Financial Inc. S-3ASR

Exhibit 107

Calculation of Filing Fee Tables

S-3

Ellington Financial Inc.

Table 1: Newly Registered and Carry Forward Securities	☐ Not Applicable

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.001 par value per share$	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock, $0.001 par value per share	457(r)				0.0001381
Fees to be Paid	3	Other	Stockholder Rights to Purchase Common or Preferred Stock	457(r)				0.0001381
Fees to be Paid	4	Other	Warrants to Purchase Common or Preferred Stock	457(r)				0.0001381
Fees to be Paid	5	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	6	Other	Depositary Shares, Representing Preferred Stock	457(r)				0.0001381
Fees to be Paid	7	Other	Units	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
				Total Offering Amounts:					$0.00
				Total Fees Previously Paid:					$0.00
				Total Fee Offsets:					$0.00
				Net Fee Due:					$0.00

Offering Note

1	Includes shares of common stock of Ellington Financial Inc. (the “Company”), if any, issuable upon conversion, exchange, exercise or settlement of the preferred stock, debt securities or warrants whose offer and sale are registered by the registration statement to which this exhibit is attached. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of common stock which may be issued with respect to such shares of common stock in connection with any stock split, stock dividend, reclassifications or similar transactions. The offer and sale of an unspecified number of the securities of each identified class are being registered for possible issuance as may from time to time be offered at indeterminate prices, including upon conversion, exchange, exercise or settlement of other securities. Separate consideration may or may not be received for securities that are issuable on conversion, exchange or exercise of other securities. The payment of all applicable registration fees is being deferred pursuant to Rules 456(b) and 457(r) under the Securities Act.
2	The offer and sale of an unspecified number of the securities of each identified class are being registered for possible issuance as may from time to time be offered at indeterminate prices, including upon conversion, exchange, exercise or settlement of other securities. Separate consideration may or may not be received for securities that are issuable on conversion, exchange or exercise of other securities. The payment of all applicable registration fees is being deferred pursuant to Rules 456(b) and 457(r) under the Securities Act. Includes shares of preferred stock of the Company, if any, issuable upon conversion, exchange, exercise or settlement of any other class or series of preferred stock, or of any debt securities or warrants, whose offer and sale are registered by the registration statement to which this exhibit is attached.
3	The offer and sale of an unspecified number of the securities of each identified class are being registered for possible issuance as may from time to time be offered at indeterminate prices, including upon conversion, exchange, exercise or settlement of other securities. Separate consideration may or may not be received for securities that are issuable on conversion, exchange or exercise of other securities. The payment of all applicable registration fees is being deferred pursuant to Rules 456(b) and 457(r) under the Securities Act.
4	The warrants covered by the registration statement to which this exhibit is attached may be warrants to purchase common stock, preferred stock or depositary shares. The offer and sale of an unspecified number of the securities of each identified class are being registered for possible issuance as may from time to time be offered at indeterminate prices, including upon conversion, exchange, exercise or settlement of other securities. Separate consideration may or may not be received for securities that are issuable on conversion, exchange or exercise of other securities. The payment of all applicable registration fees is being deferred pursuant to Rules 456(b) and 457(r) under the Securities Act.
5	The offer and sale of an unspecified number of the securities of each identified class are being registered for possible issuance as may from time to time be offered at indeterminate prices, including upon conversion, exchange, exercise or settlement of other securities. Separate consideration may or may not be received for securities that are issuable on conversion, exchange or exercise of other securities. The payment of all applicable registration fees is being deferred pursuant to Rules 456(b) and 457(r) under the Securities Act.
6	Each depositary share will be issued under a deposit agreement and will be evidenced by a depositary receipt. In the event the Company elects to offer to the public fractional interests in shares of the preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests, and shares of preferred stock will be issued to the depositary under the deposit agreement. No separate consideration will be received for the depositary shares. The offer and sale of an unspecified number of the securities of each identified class are being registered for possible issuance as may from time to time be offered at indeterminate prices, including upon conversion, exchange, exercise or settlement of other securities. Separate consideration may or may not be received for securities that are issuable on conversion, exchange or exercise of other securities. The payment of all applicable registration fees is being deferred pursuant to Rules 456(b) and 457(r) under the Securities Act.
7	The offer and sale of an unspecified number of the securities of each identified class are being registered for possible issuance as may from time to time be offered at indeterminate prices, including upon conversion, exchange, exercise or settlement of other securities. Separate consideration may or may not be received for securities that are issuable on conversion, exchange or exercise of other securities. The payment of all applicable registration fees is being deferred pursuant to Rules 456(b) and 457(r) under the Securities Act.

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Table 2: Fee Offset Claims and Sources	☒ Not Applicable

		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Table 3: Combined Prospectuses	☒ Not Applicable

	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A